Tokheim Corporation and Subsidiaries
Exhibit (4.22)
                                                                  Execution Copy


                          CONSENT AND AMENDMENT NO. 1
                   TO AMENDED AND RESTATED CREDIT AGREEMENT
                         Dated as of January 11, 1999


          THIS CONSENT AND AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made as of January 11, 1999 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy"), the financial institutions listed on the signature pages hereof (the "Lenders"), NBD BANK, N.A., in its individual capacity as a Lender and as contractual representative on behalf of the Lenders (the "Administrative Agent"), CREDIT LYONNAIS, as Documentation and Collateral Agent, and GLEACHER NATWEST INC. and BANKERS TRUST COMPANY, as Co-Syndication Agents under that certain Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among the Company, Gasboy, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agents (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

          WHEREAS, the Company, Gasboy, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agents are parties to the Credit Agreement;

          WHEREAS, the Company intends to issue (i) up to $210 million in aggregate principal amount of Senior Subordinated Notes due 2008 bearing interest at a per annum rate not more than 12% (the "Senior Subordinated Notes") and (ii) up to $70 million in aggregate principal amount of Junior Subordinated Notes due 2009 and bearing interest at a per annum rate not more than 14% (the "Junior Subordinated Notes", and, together with the Senior Subordinated Notes, the "Subordinated Notes"); and

          WHEREAS, the Company has requested that the Lenders (a) amend the Credit Agreement (i) to permit the offering and issuance of the Subordinated Notes, (ii) to reduce permanently the Aggregate Revolving Loan Commitment, and
(iii) to amend the Credit Agreement in certain other respects and (b) consent to the offering and issuance of the Subordinated Notes; and

          WHEREAS, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agents are willing to amend the Credit Agreement and consent to the offering and issuance of the Subordinated Notes on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Gasboy, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agents have agreed to the following amendments to the Credit Agreement.

     1. Amendments to Credit Agreement. Effective as of January 11, 1999 and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

          1.1 Section 1.1 of the Credit Agreement is hereby amended (i) to insert the phrase "; provided, that the Aggregate Revolving Loan Commitment shall be reduced on a dollar-for-dollar basis ratably among the Lenders with Revolving Loan Commitments in an amount equal to the proceeds received by the

Company from the sale of any Senior Subordinated Notes in an original principal amount in excess of $200,000,000 net of costs, fees and expenses allocated ratably to such notes in excess of $200,000,000" immediately at the end of the definition of Aggregate Revolving Loan Commitment; (ii) to delete the definition of "Change in Control" and to substitute the following therefor:

          "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission of the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Company, or (b) any other event occurs which would constitute a "Change of Control" (under and as defined in the Junior Subordinated Indenture and/or the Senior Subordinated Indenture).

; (iii) to insert the phrase "plus the fees, costs and expenses of the Company incurred in connection with the issuance on the Closing Date of the Seller Subordinated Notes and Seller Equity Interests issued to Schlumberger or any other Person in payment of, or to finance payment of, a portion of the purchase price for the Schlumberger Acquisition that had been capitalized to the extent they have been written off by the Company" immediately prior to the period (".") now appearing at the end of the definition of "Consolidated Net Worth"; (iv) to delete the phrase "Seller Junior Subordinated Note" now appearing in the definition of "Leverage Ratio", and to substitute the phrase "prior to the Junior Subordinated Note Issuance Date, the Seller Junior Subordinated Notes, and from and after the Junior Subordinated Note Issuance Date, the Junior Subordinated Notes" therefor; (v) to delete the phrase "Seller Subordinated Notes" now appearing in the definition of "Permitted Subordinated Debt", and to substitute the phrase "prior to the Issuance Date, the Seller Subordinated Notes, and from and after the Issuance Date, the Subordinated Notes" therefor;
(vi) to delete the phrase "Seller Subordinated Notes" now appearing in the definition of "Senior Leverage Ratio", and to substitute the phrase "prior to the Issuance Date, the Seller Subordinated Notes, and from and after the Issuance Date, the Subordinated Notes" therefor; and (vii) to insert the following new definitions alphabetically therein:

          "Issuance Date" means the Junior Subordinated Note Issuance Date and/or the Senior Subordinated Note Issuance Date, as applicable.

          "Junior Subordinated Indenture" means that certain Indenture, dated as of or prior to April 30, 1999, between the Company, certain of the Company's Subsidiaries, as junior subordinated guarantors thereunder, and Harris Trust and Savings Bank, as Trustee, as amended, restated or modified in accordance with Section 6.27.

          "Junior Subordinated Note Issuance Date" shall mean the date of the issuance and sale by the Company of the Junior Subordinated Notes.

          "Junior Subordinated Notes" means those certain Junior Subordinated Notes due 2009 bearing interest at an effective per annum rate not more than 14% and providing for payment in kind in lieu of cash of any portion of the interest due through January 2005, issued by the Company in the aggregate original principal amount of up to $70,000,000 plus any additional principal amount accruing from the payment of interest in kind pursuant to the Junior Subordinated Indenture, as amended, restated or modified in accordance with Section 6.27 and shall include all guaranties by Subsidiaries of the Company with respect to such Junior Subordinated Notes .

          "Junior Subordinated Offering Memorandum" means the Offering Memorandum, dated January __, 1999, relating to the Company's offering and placement of the Junior Subordinated Notes.

          "Senior Subordinated Indenture" means that certain Indenture, dated as of or prior to April 30, 1999, between the Company, certain of the Company's Subsidiaries, as senior subordinated guarantors thereunder, and Harris Trust and Savings Bank, as Trustee, as amended, restated or modified in accordance with Section 6.27.

          "Senior Subordinated Note Issuance Date" shall mean the date of the issuance and sale by the Company of the Senior Subordinated Notes.

          "Senior Subordinated Notes" means those certain Senior Subordinated Notes due 2008 bearing interest at a per annum rate not more than 12%, issued by the Company in the aggregate principal amount of up to $210,000,000 pursuant to the Senior Subordinated Indenture, as amended, restated or modified in accordance with Section 6.27 and shall include all guaranties by Subsidiaries of the Company with respect to such Senior Subordinated Notes.

          "Senior Subordinated Offering Memorandum" means the Offering Memorandum, dated January __, 1999, relating to the Company's offering and placement of the Senior Subordinated Notes.

          "Subordinated Notes" means the Senior Subordinated Notes and the Junior Subordinated Notes issued by the Company primarily to refinance all or a portion of certain subordinated notes issued to Schlumberger or any other Person in payment of, or to finance payment of, a portion of the purchase price for the Schlumberger Acquisition, in each case as amended, restated or otherwise modified from time to time in accordance with Section 6.27.

          1.2 Section 6.28 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

          6.28 Payments and Prepayments. Neither the Company nor any of its Subsidiaries shall make any (a) payment or prepayment of principal, fees or other charges (other than payments of interest due on an unaccelerated basis and subject to the provisions of the Senior Subordinated Indenture) on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or payment on any claim for damages or rescission with respect to the Senior Subordinated Notes and Permitted Refinancing Indebtedness in respect thereof except for any refinancing otherwise permitted under this Agreement, or (b) payment or prepayment of principal, fees or other charges (other than payment in kind in lieu of cash of any portion of the interest due on an unaccelerated basis and subject to the provisions of the Junior Subordinated Indenture) on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or payment on any claim for damages or rescission with respect to the Junior Subordinated Notes and Permitted Refinancing Indebtedness in respect thereof except for any refinancing otherwise permitted under this Agreement, or (c) payment or prepayment on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or payment on any claim for damages or rescissions with respect to the Seller Equity Interests at any time after April 30, 1999.

          1.3 Section 8.2 of the Credit Agreement is hereby amended to delete the phrase "; provided, further that no such supplemental agreement shall permit or consent to the prepayment, purchase, redemption, defeasance or refinancing (other than through the incurrence of Permitted Refinancing Indebtedness or the issuance of Equity Interests) of the Seller Junior Subordinated Note or the Seller Equity Interests without the consent of the Required Lenders (including the Administrative Agent)" now appearing therein.

     2. Consent. The Administrative Agent and the Required Lenders consent to the issuance of the Junior Subordinated Notes and the Senior Subordinated Notes on the following terms and conditions:

          (a) On or before April 30, 1999, the offering and sale of the Subordinated Notes shall have been consummated in compliance with the provisions of the Securities Act of 1933, as amended, any other federal securities law, state securities or "Blue Sky" law or applicable general corporation law, and, in each case, the rules and regulations thereunder.

          (b) On or before April 30, 1999, all conditions precedent to, and all consents necessary to permit, the offering and sale of the Subordinated Notes shall have been satisfied or delivered, or, to the extent material to the Lenders, waived with the prior written consent of the Administrative Agent, and no action shall have been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the offering or sale of the Subordinated Notes.

          (c) On or before April 30, 1999, the offering and sale of the Senior Subordinated Notes shall have been consummated, the Senior Subordinated Notes due 2008 in an aggregate original principal amount of not greater than $210,000,000 bearing interest at a per annum rate not more than 12% shall have been issued pursuant to the Senior Subordinated Indenture (which shall contain other terms substantially identical in all material respects to those contained in the Description of the Senior Subordinated Notes (draft December 29, 1998) distributed to the Lenders by Sidley & Austin on December 30, 1998), the Junior Subordinated Notes due 2009 in an aggregate original principal amount of not greater than $70,000,000 bearing interest at an effective per annum rate not more than 14% and providing for payment in kind in lieu of cash of any portion of the interest due through January 2005 shall have been issued pursuant to the Junior Subordinated Indenture (which shall contain other terms substantially identical in all material respects to those contained in the Description of the Junior Subordinated Notes (draft December 29, 1998) distributed to the Lenders by Sidley & Austin on December 30, 1998), and the Company shall have received the proceeds thereof and applied such proceeds as provided in the Senior Subordinated Offering Memorandum and the Junior Subordinated Offering Memorandum, respectively with no portion thereof being required by the Lenders to be applied as a prepayment of the Obligations under the Credit Agreement except, to the extent necessary, in connection with any reduction of the Aggregate Revolving Loan Commitment.

     3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of January 11, 1999, only so long as the Administrative Agent shall have received each of the following on or before January 20, 1999:

          (a) duly executed originals of this Amendment from the Company, Gasboy, the Administrative Agent and the Required Lenders;

          (b) duly executed originals of the Reaffirmation attached hereto from each Guarantor Subsidiary; and

          (c) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

     4. Amendment Fee. Each Lender that delivers a duly executed signature page to this Amendment to James E. Clark, Sidley & Austin, at 312-853-7036 by 5:00 p.m. (Chicago time) on Monday, January 11, 1999, shall be entitled to an Amendment Fee of 0.125% of such Lender's Commitment (as defined in the Credit Agreement) provided this Amendment is approved by the Required Lenders (including the Administrative Agent) and the Company issues any of the Junior Subordinated Notes (as defined in this Amendment). The Amendment Fee shall be due and payable upon the first date of the issuance by the Company of any of the Junior Subordinated Notes.

     5. Representations and Warranties of the Company. The Company and Gasboy hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Company and Gasboy and are enforceable against the Company and Gasboy in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, the Company and Gasboy hereby reaffirm all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (unless expressly made as of a different date).

     6.   Reference to the Effect on the Credit Agreement.
          -----------------------------------------------

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Second Amended and Restated Credit Agreement dated as of December 14, 1998, as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     7. Costs and Expenses. The Company agrees to pay all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees charged to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution and enforcement of this Amendment.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     10. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                         TOKHEIM CORPORATION, as a Borrower


                         By:  ______________________________
                              Name:
                              Title:


                         GASBOY INTERNATIONAL, INC., as a Borrower


                         By:  ______________________________
                              Name:
                              Title:

                         NBD BANK, N.A., as Administrative Agent, as a Lender, as Issuing Lender, and a Swing Loan Lender


                         By:  ______________________________
                              Name:
                              Title:


                         CREDIT LYONNAIS, CHICAGO BRANCH,
                         as Documentation and Collateral Agent and as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         NATIONAL WESTMINSTER BANK PLC, as Co-Syndication Agent and as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         BANKERS TRUST COMPANY, as Co-Syndication Agent and as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         ABN AMRO BANK N.V.,  as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         By:  ______________________________
                              Name:
                              Title:

                         CREDIT AGRICOLE INDOSUEZ, as a Lender


                         By:  ______________________________
                              Name:
                              Title:

                         By:  ______________________________
                              Name:
                              Title:


                         HARRIS TRUST AND SAVINGS BANK, as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, as a Lender


                         By:  ______________________________
                              Name:
                              Title:

                         MERCANTILE BANK N.A., as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         THE PROVIDENT BANK, as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         FINOVA CAPITAL CORPORATION, as a Lender


                         By:  ______________________________
                              Name:
                              Title:

                         IMPERIAL BANK, as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         NATEXIS BANQUE BFCE, as a Lender


                         By:  ______________________________
                              Name:
                              Title:

                         By:  ______________________________
                              Name:
                              Title:


                         BANK POLSKA KASA OPIEKI S.A. - PEKAO S.A. GROUP, NEW YORK BRANCH, as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         SENIOR DEBT PORTFOLIO, as a Lender
                         By:  Boston Management and Research, as Investment
                              Advisor

                         By:  ______________________________
                              Name:
                              Title:


                         EATON VANCE SENIOR INCOME TRUST, as a Lender
                         By:  Eaton Vance Management, as Investment Advisor

                         By:  ______________________________
                              Name:
                              Title:


                         OXFORD STRATEGIC INCOME FUND, as a Lender
                         By:  Eaton Vance Management, as Investment Advisor


                         By:  ______________________________
                              Name:
                              Title:

                         ML CLO XX PILGRIM AMERICA (CAYMAN) LTD., as a Lender
                         By:  Pilgrim Investments, Inc., as its Investment
                              Manager

                         By:  ______________________________
                              Name:
                              Title:

                         ML CLO XII PILGRIM AMERICA (CAYMAN) LTD., as a Lender
                         By:  Pilgrim Investments, Inc., as Investment Manager

                         By:  ______________________________
                              Name:
                              Title:


                         MERRILL LYNCH PRIME RATE PORTFOLIO , as a Lender
                         By: Merrill Lynch Asset Management, L.P., as Investment Advisor

                         By:  ______________________________
                              Name:
                              Title:


                         MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., as a Lender


                         By:  ______________________________
                              Name:
                              Title:


                         OCTAGON LOAN TRUST, as a Lender
                         By:  Octagon Credit Investors, as Manager


                         By:  ______________________________
                              Name:
                              Title:


                         INDOSUEZ CAPITAL FUNDING IIA, LIMITED, as a Lender
                         By:  Indosuez Capital Luxembourg, as Collateral Manager


                         By:  ______________________________
                              Name:
                              Title:

                         INDOSUEZ CAPITAL FUNDING IV, LP, as a Lender
                         By:  Indosuez Capital Luxembourg, as Collateral Manager


                         By:  ______________________________
                              Name:
                              Title:


                         ALLIANCE INVESTMENT OPPORTUNITIES FUND, L.L.C., as a Lender
                         By: ALLIANCE INVESTMENT OPPORTUNITIES MANAGEMENT, L.L.C., as Managing Member

                         By:  ALLIANCE CAPITAL MANAGEMENT L.P., as Managing
                              Member

                         By: ALLIANCE CAPITAL MANAGEMENT CORPORATION, as General Partner


                         By:  ______________________________
                              Name:
                              Title:


                         KZH RIVERSIDE LLC, as a Lender


                         By:  ______________________________
                              Name:
                              Title:

                                 REAFFIRMATION



          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Consent and Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy"), the financial institutions listed on the signature pages hereof (the "Lenders"), NBD BANK, N.A., in its individual capacity as a Lender and as contractual representative on behalf of the Lenders (the "Administrative Agent"), CREDIT LYONNAIS, as Documentation and Collateral Agent, and GLEACHER NATWEST INC. and BANKERS TRUST COMPANY, as Co-Syndication Agents (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which Consent and Amendment No. 1 is dated as of January __, 1999 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in
the Credit Agreement.   Without in any way establishing a course of dealing by
the Administrative Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and are hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.



Dated:  January __, 1999

                         TOKHEIM AUTOMATION CORPORATION
                         ENVIROTRONIC SYSTEMS, INC.
                         TOKHEIM INVESTMENT CORP.
                         SUNBELT HOSE & PETROLEUM
                           EQUIPMENT, INC.
                         GASBOY INTERNATIONAL, INC.
                         MANAGEMENT SOLUTIONS, INC.
                         TOKHEIM EQUIPMENT CORPORATION
                         TOKHEIM RPS, LLC
                           By:  Gasboy International, Inc.

                         On behalf of each of the above-listed parties

                         By: _______________________________
                             Name:
                             Title: